UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2016

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On July 29, 2016, U.S. Bancorp (the "Company") sent a notice to its executive officers informing them that the Company is changing the stock plan administrator for its stock incentive plans and that, as a result of this change, there will be a blackout period from September 26, 2016, through September 30, 2016, during which they will be prohibited from engaging in any option exercise transactions involving stock options acquired in connection with their employment with the Company. The notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Inquiries about this blackout period may be directed to Karen Bulman, U.S. Bancorp, 800 Nicollet Mall, Minneapolis, MN 55402 at (651) 325-0390.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Notice transmitted on July 29, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

July 29, 2016	By:	/s/ Jennie P. Carlson

Name: Jennie P. Carlson
Title: Executive Vice President, Human Resources

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Exhibit Index

Exhibit No.	Description

99.1	Notice transmitted on July 29, 2016